Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of February 17, 2023, between Nuvve Holding Corp., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue, shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the Purchaser pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, upon the execution and delivery of this Agreement, the Company and the Purchaser agree as follows:

1. Subscription. The Purchaser, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of shares of Common Stock (the “Shares”) at the per share purchase price and aggregate purchase price (the “Purchase Price”) as set forth on the signature page hereto, and the Company, intending to be legally bound, hereby agrees to issue and sell the Shares to the Purchaser, provided, however, that the Company reserves the right to accept or reject this subscription for Shares, in whole or in part. If the Company elects to accept this subscription for Shares in part, it shall promptly notify such Purchaser by delivery to the Purchaser by email of the signature page countersigned by the Company and reflecting the amount of the subscription accepted.

2. Registration of Shares. The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-264462) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein (the “Base Prospectus”), which relates, among other things, to the Shares and the sale thereof from time to time in accordance with Rule 415 under the Securities Act, and (b) a prospectus supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Purchaser (or made available to the Purchaser by the filing by the Company of an electronic version thereof with the Commission) no later than the second business day following the date of this Agreement.

3. Purchase and Sale of Shares. The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Shares at a closing to take place at the offices of the Company, or such other place as the Purchaser and the Company shall mutually agree, including by way of the exchange of “pdf” copies of signatures (the “Closing”), no later than the second Trading Day (as such term is defined below) following the date hereof (the “Closing Date”). At the Closing, the Company shall deliver instructions to the Company’s transfer agent to issue the Shares as of the Closing Date and deliver via the Depository Trust Company Deposit Withdrawal Agent Commission System (“DWAC”) the Shares, registered in the name of the Purchaser, against delivery of the Purchase Price, which shall be paid by the Purchaser at the Closing by wire transfer of immediately available funds to the account set forth on Schedule I hereto. The term “Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

Prior to Closing, the Purchaser shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Purchaser are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Simultaneously with the delivery to the Company by the Purchaser of the Purchase Price at Closing, the Company shall direct its transfer agent to credit the Purchaser’s account or accounts with the Shares pursuant to the information contained in the DWAC (as specified by such Purchaser on the Investor Questionnaire annexed hereto as Exhibit A).

 4. Closing Conditions.

(a) The obligations of the Company hereunder are subject to the following conditions being met:

(i) the accuracy in all material respects as of the date hereof of the representations and warranties by the Purchaser contained herein; and

(ii) the delivery by the Purchaser of the Purchase Price to the Company for the Shares as set forth herein on the Closing Date.

(b) The obligations of the Purchaser hereunder are subject to the following conditions being met:

(i) the accuracy in all material respects as of the date hereof of the representations and warranties by the Company contained herein; and

(ii) the delivery by the Company to the Purchaser of the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

6. Representations and Warranties of the Company. As of the date hereof, the Company hereby represents and warrants to the Purchaser that:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted, or property owned by it, makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means any corporation which more than 30% of the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the Company’s Board of Directors. As of the Closing Date, each Subsidiary of the Company is set forth on Schedule 6(a) to this Agreement.

(b) All issued and outstanding shares of common stock of the Company and any Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

 (c) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full corporate power and authority necessary to deliver this Agreement and to perform the obligations set forth in this Agreement.

(d) As of the date of this Agreement, the authorized and outstanding number of shares of common stock of the Company (not including the Shares) is set forth on Schedule 6(d) to this Agreement. There are no outstanding agreements or preemptive or similar rights affecting the common stock of the Company and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any common stock of the Company or other equity interest in the Company except as described on Schedule 6(d) to this Agreement. The common stock, options, warrants, agreements and other rights to acquire equity of the Company is set forth on Schedule 6(d) to this Agreement. The only officer, director, employee and consultant stock option or stock incentive plan in effect or contemplated by the Company as of the date of this Agreement is described on Schedule 6(d) to this Agreement.

(e) No consent, approval, authorization or order of any court, governmental agency, or body or arbitrator having jurisdiction over the Company or any Subsidiary, the Nasdaq Capital Market or the Company’s shareholders is required for the sale of the Shares in accordance with this Agreement.

(f) There are no stop orders in effect from the United States Securities and Exchange Commission (“Commission”) or any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of the common stock of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction or the initiation of any proceeding for any such purpose. If any such stop order is issued, the Company will promptly notify the Purchaser.

(g) From the date of this Agreement and until the Closing, the Company shall keep records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied in the United States on a consistent basis.

(h) From the date of this Agreement and until the Closing, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business, properties and assets.

7. Representations, Warranties and Covenants of the Purchaser. As of the date hereof, the Purchaser hereby represents and warrants to the Company that:

(a) The Purchaser has received (or otherwise had made available to him by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Registration Statement, and the documents incorporated by reference therein (collectively, the “Disclosure Package”), prior to or in connection with the execution of this Agreement. The Purchaser acknowledges that, prior to the delivery of this Agreement to the Company, the Purchaser will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Purchaser by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

(b) The Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies and has reviewed such information and made such inquiries regarding the Company and the purchase of the Shares as he has deemed appropriate and (b) in connection with his decision to purchase the Shares, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

(c) The Purchaser understands that nothing in this Agreement, the Disclosure Package or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigations as he, it his sole discretion, has deemed necessary or appropriate in connection with his purchase of the Shares.

(d) Except for a placement agent fee of 6% to Chardan Capital Markets LLC, no person or entityacting on behalf of, or under the authority of, the Purchaser is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by the Company. The Company requests, and Purchaser agrees, to pay the placement agent fee deducted from a portion of the Purchase Price to Chardan Capital Markets LLC. As set forth in the signature page hereto and in accordance with Schedule I hereto.

(e) The Purchaser has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Purchaser agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(f) No offer by the Purchaser to buy the Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Purchaser has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Purchaser has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for Shares, in whole or in part.

8. Public Announcement. The Company and the Purchaser agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof, file a Current Report on Form 8-K with the Securities and Exchange Commission, including a form of this Agreement as an exhibit thereto, which discloses all material non-public information disclosed to the Purchaser.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

10. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Purchaser with respect to the matters covered hereby and supersedes all prior agreements and understanding with respect to such matters between the Company and the Purchaser.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

12. Counterparts; Facsimile or “pdf” Copies. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement. Delivery of an executed copy of a signature page to this Agreement by facsimile or “pdf” transmission shall be as effective as delivery of a manually executed copy of this Agreement and shall be as effective and enforceable as the original.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

PURCHASER:

/s/ Nima Montazeri
By:	Brown Stone Capital Limited
Name:	Nima Montazeri
Title:	President

Subscription Amount: $500,000
Purchase Price per Share: $0.92
No. of Shares: 543,478

NUVVE HOLDING CORP.
Agreed and Accepted this 17th
day of February, 2023:
	By:	/s/ Gregory Poilasne
	Name:	Gregory Poilasne
	Title:	Chief Executive Officer

Address for Notice:
Subscription Amount	2488 Historic Decatur Road, Suite 200
Accepted: $500,000	San Diego, California 92106
Telephone: (619) 456-5161
No. of Shares Accepted: 543,478	E-mail: drobson@nuvve.com
Attention: Chief Financial Officer

EXHIBIT A

INVESTOR QUESTIONNAIRE

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

_____________________________________________________________________

2. The relationship between the Purchaser and the registered holder listed in response to item 1 above:

_____________________________________________________________________

3. The mailing address of the registered holder listed in response to item 1 above:

____________________________________________________

____________________________________________________

____________________________________________________

____________________________________________________

Fax: ________________________________________________

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

_____________________________________________________________

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

______________________________________________________________

6. DTC Participant Number: _________________________________________________________________________

7. Name of Account at DTC Participant being credited with the Shares: _______________________________________

8. Account Number at DTC Participant being credited with the Shares: ________________________________________

SCHEDULE I

Nuvve Holding Corp. – Wiring Instructions

[***]

LIST OF SCHEDULES

Schedule 6(a): Subsidiaries

Nuvve Corporation

Nuvve Norway

Nuvve of Pennsylvania LLC

Nuvve Denmark ApS

Nuvve Ltd.

Nuvve K.K.

Levo Mobility, LLC

Schedule 6(d): Capitalization as of February 17, 2023

Common stock with a par value of $0.0001 per share:

Authorized shares: 100,000,000

Issued and outstanding shares: 24,432,991

Outstanding warrants to purchase shares: 12,365,000

Outstanding options to purchase shares: 2,564,619

Outstanding restricted stock units: 436,259

Preferred stock with a par value $0.0001 per share:

Authorized shares: 1,000,000

Issued and outstanding shares: 0

Schedule 6(d): Stock Option or Stock Incentive Plans

Nuvve Holding Corp. 2020 Equity Incentive Plan

Nuvve Corporation 2010 Equity Incentive Plan